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                                                                    EXHIBIT 21.1

                            SEAGATE TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                   STATE OR OTHER
                                                                    JURISDICTION
                        NAME OF SUBSIDIARY                        OF INCORPORATION
        --------------------------------------------------    -------------------------
        Seagate Technology International                      Cayman Islands, BWI
        Seagate Technology (Thailand) Limited                 Thailand
        Seagate Technology Limited                            Scotland
        Seagate Microelectronics Limited                      Scotland
        Penang Seagate Industries (M) Sdn. Bhd.               Malaysia
        Seagate Technology GmbH                               Germany
        Nippon Seagate Inc.                                   Japan
        Seagate Technology Korea Limited                      South Korea
        Seagate Technology, Inc. -- Portugal                  U.S.A.
        Seagate Technology, Inc. -- Pacific                   U.S.A.
        Seagate International, Inc.                           U.S.A.
        Seagate Technology Canada, Ltd.                       Canada
        Rigidyne Corp.                                        U.S.A.
        Seagate Technology S.A.                               France
        Seagate Technology S.r.L.                             Italy
        Seagate Technology A/S                                Norway
        Seagate Technology AB                                 Sweden
        Seagate Computerhandelsgesellschaft, m.b.H.           Austria
        Seagate Technology Australia Pty. Limited             Australia
        Imprimis Technology Limited                           United Kingdom
        Seagate Technology (Ireland)                          Cayman Islands
        P.T. Seagate Technology                               Indonesia
        Seagate Technology Taiwan Ltd.                        Taiwan
        Seagate Foreign Sales Corporation                     Virgin Islands
        Seagate Technology, Inc. -- Germany                   Delaware
        Caltex Software, Inc.                                 Texas
        Seagate Technology International Holdings             Cayman Islands
        Crystal Computer Services, Inc.                       British Columbia, Canada
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